SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): June 14, 2001



                                ARIS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            Washington                    0-22649               91-1497147
  (State or Other Jurisdiction    (Commission File Number)    (IRS Employer
        of Incorporation)                                   Identification No.)

              2229 - 112th Avenue N.E., Bellevue, Washington   98004
               (Address of Principal Executive Offices)      (Zip Code)

                                 (425) 372-2747
               Registrant's telephone number, including area code

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant.

     Aris Corporation ("Aris" or the "Company") signed an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among CIBER Inc., a Delaware corporation, ("Ciber"), Arsenal Acquisition Company, a Delaware corporation ("Merger Sub") and Aris entered into as of June 14, 2001 pursuant to which Aris will merge with and into Ciber with Ciber being the surviving corporation. In connection with the Merger, Company shareholders will receive $1.30 in cash and 0.22 shares of Ciber common stock, subject to certain adjustments, for each share of Company common stock they hold (the "Merger Consideration"). The Ciber common stock component of the Merger Consideration can be adjusted up or down if the closing stock price of such stock is outside of a certain range. As a result of the Merger, Ciber will directly own all of the shares of the Company. A Copy of the Merger Agreement is attached hereto as
Exhibit 2.1. In connection with the foregoing, Paul Song, Chairman and founder of Aris, Tina Song, who is Mr. Song's spouse, AHS LLC, an entity controlled by Paul Song, and Kendal Kunz, Chief Executive Officer of Aris, entered into Voting Agreements as of June 14, 2001, a form of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

               2.5 Amended and Restated Agreement and Plan of Merger by and among CIBER, Inc., Arsenal Acquisition Corporation, and Aris Corporation dated as of June 14, 2001

               99.1 Form of Amended And Restated Voting Agreement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ARIS CORPORATION



                                         By: /s/ FRED SCHAPELHOUMAN
                                             -----------------------------------
                                             Fred Schapelhouman
                                             Chief Financial Officer

Dated:  June 26, 2001



EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
     2.5            Amended  and  Restated  Agreement  and Plan of Merger by and
                    among CIBER, Inc., Arsenal Acquisition Corporation, and Aris
                    Corporation dated as of June 14, 2001

    99.1            Form of Voting Agreement